As Filed With the Securities and Exchange Commission on December 29, 2000
                                                      Registration No. 333-32304
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          INDEXONLY TECHNOLOGIES, INC.
                 (Name of Small Business Issuer in its Charter)

          Nevada                             7370                  98-0223452
(State or Other Jurisdiction     (Primary Standard Industrial   (IRS Employer
of Incorporation or Organization) Classification Code Number)    Identification
                                                                    Number)

                          3823 Henning Drive, Suite 217
                    Burnaby, British Columbia V5C 6P3 CANADA
                                 (604) 419-4401
(Address and Telephone Number of Principal Executive Offices and Principal Place
                                  of Business)

    (Name, address and telephone number for service)       With Copies to:
                   Cliff Sweeney                        Edward L. Mayerhofer
                Chief Executive Officer                   Morton & Company
          Indexonly Technologies, Inc.                   Barristers & Solicitors
      3823 Henning  Drive, Suite 217               1750 - 750 West Pender Street
   Burnaby, British Columbia V5C 6P3 CANADA          Vancouver, British Columbia
                (604) 419-4401                            V6C 2T8   CANADA
                                                          (604) 681-1194

Approximate Date of Proposed Sale to the Public: As soon as practicable and from time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

DEREGISTRATION OF UNSOLD SECURITIES

A total of 5,000,000 shares of Common Stock, par value $0.001 per share, were registered under the Registration Statement on Form SB-2 of Indexonly Technologies, Inc. (the "Company"), Registration No. 333-32304 (the "Registration Statement"). The Registration Statement was declared effective by the Securities and Exchange Commission on August 4, 2000.

The purpose of this post-effective amendment is to deregister and remove from registration such portion of the 5,000,000 shares of Common Stock of the Company, previously registered on the Registration Statement, that remain unsold. As of the date hereof, 88,000 shares of Common Stock have been issued under the Registration Statement and the remainder are hereby deregistered.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that we have reasonable grounds to believe that we meet all of the requirements for filing on Form SB-2 and have authorized this registration statement to be signed on our behalf by the undersigned, in the city of Vancouver, Province of British Columbia, on the 29th day of December, 2000.

                          INDEXONLY TECHNOLOGIES, INC.
                          ----------------------------
                                  (Registrant)

                           By:     /s/  Cliff Sweeney
                           ---     ------------------

                           Cliff Sweeney
                           President and Chief Executive Officer


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cliff Sweeney, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form SB-2 of Indexonly Technologies, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

     Signature                       Title                    Date
     ---------                       -----                    ----

/s/ Cliff Sweeney                Chairman and Chief          December 29, 2000
-----------------
                                 Executive  Officer


/s/ David Manning                Chief Financial Officer     December 29, 2000
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/s/ Norm Friend                  Director                    December 29, 2000
---------------


/s/ Peter Ribeiro                Director                    December 29, 2000
-----------------